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                             POWELL, GOLDSTEIN, FRAZER & MURPHY
                                     ATTORNEYS AT LAW

      Sixteenth Floor                                                         Sixth Floor
191 Peachtree Street, N.F.     PLEASE RESPOND Atlanta Address       1001 Pennsylvania Avenue, N.W.
  Atlanta, Georgia 30303                                                Washington, D.C. 20004
       404 572-6600                                                          202 347-0066
  Facsimile 404 572-6999                                                Facsimile 202 624-7222
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                                November 3, 1995



Graphic Industries, Inc.
2155 Monroe Drive, N.E.
Atlanta, Georgia 30324

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have served as counsel for Graphic Industries, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of an aggregate of 54,640 shares (the "Shares") of common stock, $.10 par value, of the Company to be sold by the selling shareholder named in the Registration Statement.

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization for issuance of the Shares as we have deemed necessary or advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares are validly issued, fully paid and non-assessable.
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Graphic Industries, Inc.
November 3, 1995
Page 2


     We hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,

                                  /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY

                                  POWELL, GOLDSTEIN, FRAZER & MURPHY